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                                                                      EXHIBIT 5



              LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.


                                             September 30, 1997

Bay State Gas Company
300 Friberg Parkway
Westborough, MA 01581-5039


Ladies and Gentlemen:

       We have acted as counsel to Bay State Gas Company, a Massachusetts corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") executed and filed for the purpose of registering under the Securities Act of 1933, as amended (the "1933 Act"), 500,000 shares of the Company's Common Stock, $3.33 1/3 par value (the "Common Stock"), to be sold pursuant to the Company's Stock Performance Sharing Plan (the "Plan") (formerly, the Bay State Gas Company Key Employee Long-Term Incentive Plan).

       In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. As to any facts material to this opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of Company representatives.

       Based upon the foregoing examination, and subject to the limitations set forth below, we are of the opinion that the Common Stock, when sold pursuant to the Plan, will be validly issued, fully paid and nonassessable when:

       (a) the Registration Statement shall have become and so long as it shall remain effective for the purpose of the issue and sale of the Common Stock; and

       (b) the certificates for the Common Stock have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Plan and the consideration therefor provided for in the Plan has been received by the Company.







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Bay State Gas Company
September 30, 1997
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       This opinion is rendered under and limited to the law of The Commonwealth of Massachusets (without reference to "blue sky" matters) and the federal law of the United States. We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the use of our name therein, and in any amendments thereto.

                                        Very truly yours,

                                        LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.